Exhibit 99.1

www.FieldstoneInvestment.com Fieldstone Investment Corporation Lehman Brothers 2006 Financial Services Conference September 13, 2006

FORWARD-LOOKING STATEMENTS This presentation may contain “forward-looking statements” within the meaning of the federal securities laws and, if so, are being made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Actual results and the timing of certain events may differ materially from those indicated by such forward-looking statements due to a variety of risks and uncertainties, many of which are beyond Fieldstone’s ability to control or predict, including but not limited to (i) Fieldstone’s ability to successfully implement or change aspects of its portfolio strategy; (ii) interest rate volatility and the level of interest rates generally; (iii) the sustainability of loan origination volumes and levels of origination costs; (iv) continued availability of credit facilities for the liquidity we need to support our origination of mortgage loans; (v) the ability to sell or securitize mortgage loans on favorable economic terms; (vi) deterioration in the credit quality of Fieldstone’s loan portfolio; (vii) the nature and amount of competition; (viii) the impact of changes to the fair value of Fieldstone’s interest rate swaps on its net income, which will vary based upon changes in interest rates and could cause net income to vary significantly from quarter to quarter; and (ix) other risks and uncertainties outlined in Fieldstone Investment Corporation’s periodic reports filed with the Securities and Exchange Commission. These statements are made as of the date of this presentation, and Fieldstone undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. REGULATION G DISCLOSURES Information on core income from continuing operations before income taxes, core net income, core earnings per share, core net interest income after provision, cost to produce, and REIT taxable income appearing elsewhere in this presentation may fall under the SEC’s definition of “non-GAAP financial measures.” Management believes the core financial measures are useful because they include the current period effects of Fieldstone’s economic hedging program but exclude the non-cash mark to market derivative value changes. The portion of the non-cash mark to market amounts excluded from the core financial measures, that ultimately will be a component of future core financial measures, depends on the level of actual interest rates in the future. Management believes that the presentation of cost to produce provides useful information to investors regarding financial performance because this measure includes additional costs to originate mortgage loans, both recognized when incurred and deferred costs, which are not all included in GAAP total expenses. Management believes the presentation of REIT taxable income provides useful information to investors regarding the annual distribution to Fieldstone’s investors. As required by Regulation G, a reconciliation of each of these core financial measures to the most directly comparable measure under GAAP is included in this presentation. BASIS OF PRESENTATION Financial information in this presentation presents the results of Fieldstone’s previous conforming origination business as a discontinued operation, following the sale in the first quarter of 2006 of the assets related to that business. Fieldstone’s continuing operations include its Investment Portfolio, Wholesale, Retail, and Corporate segments. With the exception of net income and core net income, the results of operations discussed in this presentation do not include the results of the discontinued operations, unless otherwise indicated. Disclaimer

Fieldstone Mortgage Company Taxable REIT Subsidiary Established in 1995 Originated $1.5 billion of loans by its Non-Conforming Wholesale and Retail Divisions in the second quarter of 2006 for a total of $2.5 billion year to date 2006 87% from the Non-Conforming Wholesale Division and 13% from Retail Division For the year 2005, $6.1 billion loans were originated by its Non-Conforming Wholesale and Retail Divisions Retained 56% of non-conforming loan production for investment portfolio in Q2 of 2006 Sells non-portfolio loans for cash gains on sale Provides interim servicing and initial loan set upCorporate Structure and Strategy Fieldstone Investment Corporation Mortgage REIT on NASDAQ: FICC 100% ownership $5.7 billion portfolio of Fieldstone’s loans Pay dividends of portfolio earnings, pre-tax Q2‘06 dividend of $0.44 per share Paid $4.04 per share of dividends since 2003 offering

Fieldstone’s Investment Proposition REIT / TRS business model for stable income over time: Investment Portfolio $5.7 billion as of 6/30/06, target approximately $6.0 billion in 2006, 13:1 leverage TRS with national franchise,originating approximately $5.0 billion to $6.0 billion N-C loans in 2006 Retain after tax cash gains from TRS sales of excess loan originations Focus on Portfolio Management: Manage liquidity, interest rate, yield curve and prepayment risk Cash flow immediately from limited leverage and no NIM sales ARM loans primarily, hedge 2/28’s with swaps Issue MBS for life-of-loan match funding, current cash flow Retain our own loan production for high quality and low basis in portfolio CEO first managed REIT mortgage portfolio in 1988 Market Opportunity:Borrowers transition from Conforming to N-C / Alt-A as rates and debt ratios rise N-C lending based on RE values, not falling interest rates Fieldstone focuses on stable owner-occupied purchase sector Residential real estate values will continue to increase over time: RE prices supported by strong demand, limited supply Fieldstone’s average properties are ~ $250,000; $419,000 in CA

Credit Score Distribution Fieldstone Portfolio as of June 30, 2006 Investment Portfolio Balance ($ millions) Collateral Characteristics Average Credit Score 648 Hybrid ARMs 94.9% Average Current Coupon 7.6% Average Gross Margin 5.4% Prepayment Fee Coverage 86.0% Full Income Documentation 44.9% Interest Only Loans 56.6% Purchase Transactions 61.2% Primary Residences 96.2% Weighted Average LTV 81.6% - LTV>90% 3.6% - Weighted Average CLTV 93.1% State Concentration-California 38.9% Average Loan Size $183,561 -Average Property Value $249,900 -Average Property Value-CA $419,014 _ $4,129$5,273$5,526$5,487$5,688$3,151$4,752$5,106$4,836$-$1,000$2,000$3,000$4,000$5,000$6,000Jun-04Sep-04Dec-04Mar-05Jun-05Sep-05Dec-05Mar-06Jun-065%16%29%33%18%0%5%10%15%20%25%30%35%500-549550-599600-649650-699>700 % of Portfolio

Investment Portfolio Balance ($ millions) Fieldstone’s Financial Highlights Core Earnings ($ thousands, except per share data) Revenue Components ($ thousands) ($15,000)($5,000)$5,000$15,000$25,000$35,000$45,000$55,0002Q 05 3Q 054Q 05 1Q 062Q 06Core net interest income Gains on sales of mtg loans, net Provision for loan losses - LHFI Non-cash mark to market of derivativesFees and other income (expense)$4,129$5,273$5,526$5,487$5,688$3,151$4,752$5,106$4,836$-$1,000$2,000$3,000$4,000$5,000$6,000Jun-04Sep-04Dec-04Mar-05Jun-05Sep-05Dec-05Mar-06Jun-06Q2 2006Q1 2006Net int income after provision$20,789$24,800Net cash settlements received11,84510,264Amortization of interest rate swapbuydown payments(781)(867)Core net int income after provision31,85334,197Fees and other (exp.) income, net(575)350Gains on sales of mtg loans, net1,95310,295Total revenues33,23144,842Total expenses(32,487)(33,759)Core income from continuing operations before income taxes74411,083Income tax benefit3,304729Discontinued operations, net of income tax?(1,645)Core net income$4,048$10,167MTM gain (loss) swaps & caps(1,024)1,894Amortization of interest rate swapbuydown payments781867Net income$3,805$12,928Earnings per share$0.08$0.27Core earnings per share $0.08$0.21Book value per share$10.31$10.65

Fieldstone maintains a strong capital structure: As of June 30, 2006: $484 million of net worth 12 to 1 debt to equity ratio Fieldstone maintains a high level of liquidity: As of June 30, 2006: $187 million of cash and unborrowed collateral $1.9 billion in whole loan warehouse credit lines $400 million in retained securities credit lines $8.3 billion of MBS have been issued in ten securitizations Whole loans are sold to over twenty investors Capital Structure and Liquidity

Fieldstone’s REIT Dividends Distributed initially approximately 85% of the 2005 year’s taxable income Distribute the remaining balance of taxable income in the following year 2006 dividend includes at least $0.35 per share attributable to REIT taxable income from 2005 to be distributed in 2006 Portfolio 1Q $2.1 billion 5-14-2004 $0.07 2Q $3.2 billion 8-13-2004 0.24 3Q $4.1 billion 11-12-2004 0.34 4Q $4.8 billion 12-30-2004 0.44 Total 2004 $1.09 1Q $5.1 billion 4-20-2005 $0.47 2Q $4.8 billion 7-20-2005 0.50 3Q $5.3 billion 10-19-2005 0.51 4Q $5.5 billion 12-30-2005 0.52 Special Dividend 12-30-2005 0.03 Total 2005 $2.03 1Q 2006 $5.5 billion 3-31-2006 $0.48 2Q 2006 $5.7 billion 6-30-2006 $0.44 Total 2006 $0.92 Total Dividends Paid $4.04 Dividend / Share Record Date Fieldstone's Dividend History Quarter

Fieldstone’s REIT taxable income differs from GAAP pre-tax net income: (7.2) (9.6) (9.0) 6.4 21.5 0.7 12.0 (0.7) (0.2) 0.5 Fieldstone’s REIT Taxable Income GAAP provision for loan losses in excess of charge-offs are not deductible for tax accounting Origination expenses recognized for GAAP are deferred for tax accounting Non-cash mark to market of swaps and cap are recognized for GAAP but not for tax accounting TRS pre-tax net (income) loss is not included in REIT taxable income Other GAAP and tax differences Differences greatest as REIT investment portfolio is built, before losses occur Any after tax income of the TRS is retained until a dividend of TRS income is paid to the REIT, and then it is distributed to REIT shareholders as a regular corporate dividend Estimated REIT Taxable Income YTD Q2 06 2005 $105.0 $25.0 $102.9 GAAP Pre-Tax Net Income $12.7

Non-Conforming Hybrid ARM Mortgage - Initial Gross Interest Margin (prior to ARM reset) Source: Bloomberg Initial Coupon on 2 year hybrid ARM mortgages will reset after 24 months. Interest rate will reset to a “margin” of 5% to 6% over 6 month LIBOR. Periodic cap of 3% increase on the initial rate reset, and 1% on subsequent each reset. Total increase capped at 6%. . 2 Year Hybrid Gross Int. Margin1.01.52.02.53.03.54.04.55.05.56.06.57.07.58.08.59.0Jan-03Mar-03May-03Jul-03Sep-03Nov-03Jan-04Mar-04May-04Jul-04Sep-04Nov-04Jan-05Mar-05May-05Jul-05Sep-05Nov-05Jan-06Mar-06May-06Jul-06Coupon %2/28 Hybrids HFI2/28 Hybrids HFS2YR SWAPHFI v. Swap

Life of Pool Analysis: Positive All-In Returns Components of Net Income - Series 2006-2 (1,000) (500) 0 500 1,000 1,500 2 4 6 8 10 12 14 16 18 20 22 24 26 28 30 32 34 36 38 40 42 44 46 48 50 52 54 Seasoning (months) Income/Expense ('000) Net Cash Flow Gross Income Net of Expenses Prepayment Fees Swap Net Income Losses

FIELDSTONE
INVESTMENT CORPORATION

ROA Life of Pool Analysis

Components of Net Income- Series 2006-2

	Year					
	1	2	3	4	5	Wtd Avg
Average Balance	559,530,080	393,880,188	168,687,357	84,300,573	59,752,181	
Current Factor at Year End	84%	50%	19%	11%	0%	
Gross WAC (Average)	8.39	8.88	10.83	10.73	10.58	9.13
Prepayment Fee Income	0.59	1.24				0.64
Deferred Orig. Cost Amort	(0.50)	(0.50)	(0.50)	(0.50)	(0.50)	(0.50)
Total Interest Income	8.48	9.62	10.33	10.24	10.08	9.28
1-month LIBOR	5.36	5.46	5.40	5.41	5.53	5.41
Net Cash Settlements Swap/Cap	(0.23)	(0.23)	(0.09)			(0.18)
LIBOR based Financing Cost	5.13	5.23	5.31	5.41	5.53	5.22
Bond Spread over LIBOR	0.21	0.64	1.16	0.94	1.04	0.56
Deferred Issuance Cost Amort	0.16	0.16	0.16	0.16	0.16	0.16
Total Funding Costs	5.50	6.03	6.63	6.51	6.73	5.94
NIM: Pre-Loss	2.98	3.59	3.70	3.73	3.35	3.33
Loan Loss Provision	0.02	0.46	2.64	4.72	4.53	1.03
NIM: Net of Losses	2.96	3.13	1.06	(1.00)	(1.18)	2.30
Sub-Servicing Costs	0.22	0.22	0.22	0.22	0.22	0.22
Upfront Origination Costs	1.50					0.66
ROA Estimate	1.24	2.91	0.85	(1.21)	(1.39)	1.42

Assumptions
- Bear Stearns Model Prepay and Loss Curves
- Forward Rates As Of: 07/06/2006
- Origination Expenses: 3.0%
- Lifetime Losses: 2.67 (Only 1.85 realized by Call Date)

12

ROE Life of Pool Analysis Series 2006-2 is expected to generate an estimated 17% return over the life of the pool. Assumptions FWD Libor (as of 6/7/2006) To Maturity Bear Stearns Model Prepay and Loss Curves Basis 103.00

Hybrid Loans Funded with LIBOR Based Debt Fieldstone Portfolio Hedging Program

Gain on Loan Sale Model Includes allowance to reduce $134.3 million of second lien loans held for sale as of June 30, 2006 to their net realizable market value Gross gains on loan sales reflects actual revenue on non-conforming originations sold; cost to produce represents total cost of originations of both held for sale and held for investment loans Full yearYTD 20051Q 20062Q 2006Q2 2006Gross sales premium, including derivative gain (loss):First lien sales3.1%2.6%2.1%2.6%Second lien sales1.5%1.2%(1.4%)(1)(0.1%)Combined average sale premium2.8%2.4%1.0%1.6%Net interest margin (net interest income / loans sold)0.6%0.6%0.5%0.6%Provision for losses - loans sold (0.1%)(0.3%)(0.2%)(0.2%)Gross gains on loan sales(2)3.2%2.7%1.3%2.0%Cost to produce as a % of total mortgage loan fundings(2)(2.6%)(3.5%)(2.6%)(3.0%)Modeled net economic gain (loss) - loan sales0.7%(0.8%)(1.2%)(1.0%)

FMIC Static Pool Prepayment Analysis Source: Industry Averages from Intex/CSFB

FMIC Static Pool Delinquency Analysis- 60+ Days Delinquent Source: Industry Averages from Intex/CSFB

FMIC Static Pool Cumulative Loss Analysis Source: Industry Averages from Intex/CSFB

Market Conditions and Opportunity Non-conforming credit mortgage market is stable Growing segment of the market as consumer debt and interest rates rise Prime borrowers “transition” with higher payments and debt ratios Originations based on real estate values, not changes in interest rates Fixed income market provides deep liquidity Wide demand for the asset class, supports whole loan sale prices Spreads of investment grade MBS are near historic tight margins If spreads widen, Fieldstone will benefit as an investor in its loans Residential real estate values have continued to increase Housing Market driven by growing demand, limited supply Purchase market stable: MBA estimate $1.45 Trillion in 2006, versus $1.51 Trillion in 2005 MBA estimate of home price appreciation is approximately 4% in 2006 Positive total return opportunity in REIT investment portfolio Life-of-Pool returns on new ARM loans still attractive Forward rates, losses, prepayments and expenses modeled Ability to grow capital base and portfolio with TRS earnings

National Origination Franchise Corp. HQ Retail Office Wholesale Op Center Retail Op Center Everett Boston Corporate Headquarters, Columbia, Maryland Ft. Lauderdale Sacramento Seattle Portland Concord Carson Irvine Encinitas Denver Las Vegas Phoenix Houston Bloomington Omaha Frisco Boca Raton Chicago Indianapolis Hanover Tampa Overland Park Memphis 53 offices in 21 states 258 wholesale AEs 127 retail LOs Wichita Albuquerque Wholesale Office Chatsworth Arlington Plano Havre de Grace Upper Marlboro Rockville Waldorf Virginia Bch Atlanta As of August 31, 2006

Fieldstone’s Origination Franchise Established loan origination channels (in TRS) since 1996: Focus on loan quality, customer service and operating efficiency Opportunistic product development Revenue-based commissions Quality-based management incentives Cultivate a learning organization to enhance products customer service operating efficiencies Stable business-to-business sourcing: Wholesale originations from professional brokers Retail originations from small financial service companies Compete on service and product design, not rate or credit Mortgage loan operations driven by technology: On-Line loan pre-qualifications and submissions Electronic document delivery, funding and imaging Implementing new origination system to increase loans per person, lower origination cost

Underwriting Philosophy Rigorous appraisal review checklist: AVM screening of all loans Reviews: Enhanced desk reviews, field review or 2nd full appraisal by approved appraisers Chain of title on purchase Local underwriting to prevent fraud Fraud detection added to credit report SSN validation IRS form 4506 on full doc Proof of borrower identity Data integrity and compliance from Fieldscore on-line pre-qual Loan origination system edits Clayton compliance review Borrower benefit analysis in writing on non-conforming refinances Quality Control department tests monthly: 15% sample Investor and banker due diligence Production Manager compensation tied to loan quality and performance “Hardest place to deliver a bad loan”

Servicing Strategy Fieldstone performs key loan set-up and initial quality control functions on all loans Highly rated sub-servicer: JPMorgan Chase Bank Fitch: RPS1- and RSS1- (primary subprime and special servicing, respectively) Moody’s: SQ1 (subprime servicing) S&P: “STRONG” and on its select servicer list Wells Fargo Bank is engaged on securitizations as:Master Servicer, including Servicer Oversight Bond Administrative Agent Ultimately, Fieldstone will look to build or acquire a significant servicing capacity Will allow focus on special servicing, loss mitigation and product refinement Source of revenue, but likely will increase cost of financing, at least temporarily

Fieldstone’s Investment Proposition REIT / TRS business model for stable income over time: Investment Portfolio $5.7 billion as of 6/30/06, target approximately $6.0 billion in 2006, 13:1 leverage TRS with national franchise, originating approximately $5.0 billion to $6.0 billion N-C loans in 2006 Portfolio net interest margin paid to shareholders on a pre-tax basis Retain after tax cash gains from TRS sales of excess loan originations Strategic Portfolio Management: Manage liquidity, interest rate, yield curve and prepayment risk Cash flow immediately from limited leverage, no NIM sales ARM loans primarily, hedge 2/28’s with swaps Issue MBS for life-of-loan match funding, current cash flow Retain in portfolio high FICO loans for quality, with a low basis Experienced Management: experience through cycles: CEO first managed public REIT mortgage portfolio in 1988 EVP / Portfolio Manager managed a $12 billion fixed income portfolio and began trading mortgages in 1991 Senior Production management with 20+ years experience in origination and trading Chief Credit Officer has 25+ years as a non-conforming lender CFO has 20+ years experience in risk management and finance with global financial service firms

www.FieldstoneInvestment.com Supplemental Data 2nd Quarter 2006

Life of Pool Analysis: Cost of Funds and Yield Analysis Before Loan Losses S-1 01234567891011Coupon (%)0%20%40%60%80%100%Pool FactorYieldSWAP Adjusted COFCost of Funds1-Month LIBORPool Factor0123450612182430364248Seasoning (months)Net Cash Residual ($mm)

Securitization Cash Flow and Economics S-2 Securitization Proceeds Credit Support Levels Fieldstone Securitization Series 2006-2: Bond Sizing Percentage of Mortgage Coupon Industry Deal Economics and Rating:

Return Forecast for Second Lien Investment

FIELDSTONE INVESTMENT CORPORATION

Fieldstone has begun including certain second lien mortgage loans in its portfolio at an attractive return in the base case, including modeled losses according to current rating agency models, with significant upside if losses are lower than forecast.

IRR Forecast

% Loss Vector	% of Prepayment Assumption						
	50%	75%	100%	125%	150%	175%	200%
50%	35.57	33.70	33.15	33.51	34.56	36.30	38.65
75%	22.23	23.57	25.49	27.68	30.10	32.89	36.00
100%	15.36	17.96	20.47	23.22	26.17	29.56	33.37
125%	13.95	16.31	18.94	21.60	24.38	27.44	31.11
150%	13.27	14.93	16.54	19.38	21.54	25.28	29.04
175%	8.65	10.45	13.09	15.51	19.00	22.81	26.99
200%	2.58	5.41	8.59	12.52	16.64	20.50	25.43

Cumulative Loss Forecast

% Loss Vector	% of Prepayment Assumption						
	50%	75%	100%	125%	150%	175%	200%
50%	12.79	9.20	6.71	4.93	3.63	2.67	1.94
75%	18.02	13.08	9.62	7.12	5.28	3.90	2.85
100%	22.60	16.57	12.26	9.15	6.82	5.06	3.72
125%	26.63	19.69	14.70	11.03	8.27	6.16	4.55
150%	30.16	22.50	16.92	12.77	9.63	7.21	5.35
175%	33.26	25.03	18.96	14.40	10.91	8.21	6.11
200%	36.00	27.30	20.82	15.90	12.11	9.16	6.84

Assumed Pool Basis	97.5
Closing Proceeds (%)	88.852
Assumed Residual Basis	8.64805

S-3

Peer Review: Weighted Average Coupon vs. FICO


Coupon vs. FICO, with LTV
Non-Prime ARM Data for 2005 Production
Ameriquest [79]
Countrywide [78]
OptionOne [78]
IndyMac [82]
RFC [81]
Average [82]
Saxon [81]
NewCentury [81]
Fremont [82]
Fieldstone [82]
FirstFranklin [82]
WAC
FICO
7.8
7.6
7.4
7.2
7.0
6.8
6.6
595
600
605
610
615
620
625
630
635
640
645

Source: S&P Subprime Trends Report. Data is only for ARM portions of securitized pools. [LTVs in brackets].

S-4

Credit Risk Management Full or Alternative Documentation 24 Month Bank Statements 12 Month Bank Statements Limited Documentation Stated Income Self Employed Stated Income Wage Earner S-5 Weighted Average Credit Score: 647 Credit Score by Income Documentation LevelQ2 2006 Non-Conforming Originations620638616666678631600620640660680700720740Average Credit Score

Credit Risk Management-Risk-Based Pricing Weighted Average Coupon: 7.6% Credit Score _ S-6 Portfolio Composition - Risk-Based Pricing (as of June 30, 2006)8.1%7.5%7.4%7.4%8.9%5.0%6.0%7.0%8.0%9.0%500-549550-599600-649650-699>700Coupon %

Quarterly Loan Originations



$1,800
$1,600
$1,400
$1,200
$1,000
$800
$600
$400
$200
$0
$ Millions
$1,468
$217
$1,643
$236
$1,261
$165
$861
$151
$1,264
$196
2Q 2005
3Q 2005
4Q 2005
1Q 2006
2Q 2006
Non-Conforming Wholesale Division
Retail Division

S-7

Portfolio Delinquency

FIELDSTONE
INVESTMENT CORPORATION

Portfolio Delinquency						
Delinquency Status	Jun-06	% of UPB	Dec-05	% of UPB	Dec-04	% of UPB
Current	$ 4,965,056	87.2%	$ 4,925,656	89.1%	$ 4,424,418	93.4%
30 days past due	411,390	7.3%	359,074	6.5%	230,787	4.9%
60 days past due	117,641	2.1%	93,663	1.7%	38,713	0.8%
90+ days past due	60,972	1.1%	65,810	1.2%	15,487	0.3%
In process of foreclosure	139,832	2.4%	86,013	1.5%	25,658	0.6%
Total	$ 5,694,891	100.0%	$ 5,530,216	100.0%	$ 4,735,063	100.0%
Seriously Delinquent		5.6%		4.4%		1.7%

S-8

Estimated Loan Losses – Sold Loans

FIELDSTONE
INVESTMENT CORPORATION

Reserve for Losses – Loans Sold balance of $28 million as of June 30, 2006 reflects management's current estimate of losses, shown below by vintage year sold.

	Estimated Losses		
(Dollars in billions)	2004	2005	2006 ytd
Non-conforming loans sold			
1sts	$1.70	$2.29	$0.97
2nds	$0.56	$0.62	$0.22
Total	$2.26	$2.91	$1.18
California concentration	39%	43%	40%
% of sales EPD/Other rep.			
1sts	0.6%	2.5%	3.3%
2nds	0.5%	1.4%	2.0%
Combined	0.6%	2.3%	3.1%
Loss severity - % of principal			
1sts	22%	22%	30%
2nds	50%	90%	90%
Combined	29%	31%	37%
Total expected losses - loans sold			
1sts	0.1%	0.6%	1.0%
2nds	0.3%	1.3%	1.8%
Total	0.2%	0.7%	1.1%

S-9

Use mortgage-backed securities (MBS) to finance REIT portfolio Provides long-term financing for portfolio without margin calls MBS market highly liquid Structure securitizations to cash flow NIM from month one Not issuing “NIM” securities Focus on issuing bonds rated BBB or higher Not reliant upon selling low rated and less liquid (BBB- or BB) bonds Highly efficient - weighted average bond spread of LIBOR + 28 bps on 2006-2 (to call) Securitization Financing S-10

FIELDSTONE INVESTMENT CORPORATION AND SUBSIDIARIES

Non-GAAP Financial Measures and Regulation G Reconciliations

Core income from continuing operations, core net income, core earnings per share, core net interest income, cost to produce, and REIT taxable income are non-GAAP financial measures of Fieldstone’s earnings within the meaning of Regulation G promulgated by the Securities and Exchange Commission.

Core income from continuing operations is income from continuing operations less the non-cash mark to market gains (losses) on interest rate swap and cap agreements and the amortization of interest rate swap buydown payments.

Core net income is net income less the non-cash mark to market gains (losses) on interest rate swap and cap agreements and the amortization of interest rate swap buydown payments.

Core earnings per share is core net income available to common shareholders divided by the weighted average diluted number of shares outstanding during the period.

Core net interest income after provision for loan losses is net interest income after provision for loan losses adjusted to include (a) the net cash settlements on the existing interest rate swaps and caps economically hedging the variable rate debt financing Fieldstone’s investment portfolio, (b) the net cash settlements to terminate these derivatives prior to maturity and (c) the amortization of interest rate swap buydown payments.  Core net interest income after provision for loan losses does not include the net cash settlements incurred or paid to terminate swaps or caps related to loans ultimately sold, which are a component of “Gains on sales of mortgage loans, net” in the consolidated statement of operations.

Cost to produce is total expenses plus deferred origination costs and premiums paid, net of fees collected, less internal and external servicing costs.

REIT taxable income is consolidated GAAP pre-tax net income plus (a) provision for loan losses in excess of actual charge-offs and (b) variance in recognition of net origination expenses, less (c) taxable REIT subsidiary pre-tax net (income) loss, and (d) mark to market valuation changes on derivatives.

Management believes the core financial measures are useful to investors because they include the current period effects of Fieldstone’s economic hedging program but exclude the non-cash mark to market derivative value changes and the amortization of swap buydown payments.  Fieldstone uses interest rate swap and cap agreements to create economic hedges of the variable rate debt it issues to finance its investment portfolio.  Changes in the fair value of these agreements, which reflect the potential future cash settlements over the remaining lives of the agreements according to the market’s changing projections of interest rates, are recognized in the line item “Other income (expense) – portfolio derivatives” on the consolidated statements of operations.  This single line item includes both the actual cash settlements related to the agreements that occurred during the period and recognition of the non-cash changes in the fair value of the agreements over the period.  The actual cash settlements include regular monthly payments or receipts under the terms of the swap agreements and amounts paid or received to terminate the agreements prior to maturity.

Management believes that the presentation of cost to produce provides useful information to investors regarding financial performance because this measure includes additional costs to originate mortgage loans, both recognized when incurred and deferred costs, which are not all included in GAAP total expenses.

Management believes that the presentation of REIT taxable income provides useful information to investors regarding the estimated annual distributions to our investors.

As required by Regulation G, a reconciliation of each of these non-GAAP financial measures to the most directly comparable measure under GAAP is provided below.

FIELDSTONE INVESTMENT CORPORATION AND SUBSIDIARIES

Non-GAAP Financial Measures

Regulation G Reconciliations

2nd Quarter 2006

Core income from continuing operations before income taxes, core net income, and core earnings per share:

	Three Months Ended
(Dollars in thousands, except share and per share data)	June 30, 2006	March 31, 2006
Core income from continuing operations before income taxes and core net income:
Income from continuing operations before income taxes	$501	$13,844
Less: Mark to market (gain) loss on portfolio derivatives included in “Other income (expense) - portfolio derivatives”	1,024	(1,894)
Less: Amortization of interest rate swap buydown payments	(781)	(867)
Core income from continuing operations before income taxes	744	11,083
Income tax benefit	3,304	729
Discontinued operations, net of income tax	—	(1,645)
Core net income	$4,048	$10,167

Core earnings per share:
Net income	$3,805	$12,928
Less: Dividends on unvested restricted stock	(97)	(78)
Income available to common shareholders	3,708	12,850
Less: Mark to market (gain) loss on portfolio derivatives	1,024	(1,894)
Amortization of interest rate swap buydown payments	(781)	(867)
Core net income available to common shareholders	$3,951	$10,089

Earnings per share - basic and diluted	$0.08	$0.27
Core earnings per share - basic and diluted	$0.08	$0.21

Diluted weighted average common shares outstanding	47,677,853	48,273,985

Book value per share	$10.31	$10.65

Shares outstanding at period end	46,904,485	48,536,485

Core net interest income after provision for loan losses:

(Dollars in thousands)	June 30, 2006	March 31, 2006	Dec. 31, 2005	Sept. 30, 2005	June 30, 2005
Net interest income after provision for loan losses	$20,789	$24,800	$27,707	$23,490	$39,415
Plus: Net cash settlements received (paid) on portfolio derivatives included in “Other income (expense) - portfolio derivatives”	11,845	10,264	14,101	8,000	2,655
Less: Amortization of interest rate swap buydown payments	(781)	(867)	(531)	(224)	—
Core net interest income after provision for loan losses	$31,853	$34,197	$41,277	$31,266	$42,070

Cost to produce

	Three months ended
	June 30,	March 31,	YTD	Annual
	2006	2006	Q2 2006	2005
Total expenses	$32,487	$33,759	$66,246	$123,470
Deferred origination costs	9,774	6,506	16,280	41,766
Servicing costs - internal and external	(3,312)	(3,255)	(6,567)	(11,362)
Total general and administrative costs	38,949	37,010	75,959	153,874
Premiums paid, net of fees collected	(1,330)	(1,398)	(2,728)	3,827
Cost to produce	$37,619	$35,612	$73,231	$157,701

Mortgage loan fundings	$1,460,017	$1,011,318	$2,471,336	$6,137,645

Cost to produce as % of mortgage loan fundings	2.58%	3.52%	2.96%	2.57%

Cost to produce as % of mortgage loan fundings
Total expenses	2.23%	3.34%	2.68%	2.01%
Deferred origination costs	0.67%	0.64%	0.66%	0.68%
Servicing costs - internal and external	(0.23)%	(0.32)%	(0.27)%	(0.19)%
Total general and administrative costs	2.67%	3.66%	3.07%	2.51%
Premiums paid, net of fees collected	(0.09)%	(0.14)%	(0.11)%	0.06%
Cost to produce as % of mortgage loan fundings	2.58%	3.52%	2.96%	2.57%

Estimated REIT taxable income:

(Dollars in millions)	Six Months Ended June 30, 2006	Year Ended December 31, 2005
Consolidated GAAP pre-tax net income	$12.7	102.9
Provision for loan losses in excess of actual charge-offs	0.5	21.5
Variance in recognition of net origination expenses	(0.2)	6.4
Taxable REIT subsidiary pre-tax net (income) loss	12.0	(9.6)
Mark to market valuation changes on derivatives	(0.7)	(9.0)
Miscellaneous other	0.7	(7.2)
Estimated REIT taxable income	$25.0	105.0